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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         COMMISSION FILE NUMBER: 0-12185

                          ALASKA APOLLO RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             PROVINCE OF BRITISH COLUMBIA                  NOT APPLICABLE
            (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

           131 PROSPEROUS PLACE, SUITE 17-A                40509-1844
                  LEXINGTON, KENTUCKY                      (ZIP CODE)
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 NOT APPLICABLE
                              (FULL TITLE OF PLAN)

             WILLIAM S. DAUGHERTY, 131 PROSPEROUS PLACE, SUITE 17-A,
                         LEXINGTON, KENTUCKY 40509-1844
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (606) 263-3948

          AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE COVERED BY THIS
                 REGISTRATION STATEMENT PURSUANT TO RULE 416 (c)

                                        CALCULATION OF REGISTRATION FEE

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                                                           PROPOSED                 PROPOSED           AMOUNT OF
     TITLE OF EACH CLASS OF       AMOUNT OF SHARES     OFFERING PRICE PER        AGGREGATE OFFERING     REGISTRATION
           SECURITIES             TO BE REGISTERED           SHARE                   PRICE              FEE (1)
       TO BE REGISTERED
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COMMON STOCK, WITHOUT PAR              114,075               $0.375                $42,778.00            $12.62
VALUE PER SHARE................

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COMMON STOCK, WITHOUT PAR               9,200                $0.50                 $4,600.00             $1.36
VALUE PER SHARE................
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TOTAL..........................        123,275           $0.375 - $0.50            $47,378.00            $13.98

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(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.

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                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a)      The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, (ii) the Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, (iii) the Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share, and (iv) the Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, is as follows:

         20,000,000 shares of common stock, without par value per share.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Association. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Association is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

         EXHIBIT
         NUMBER              DESCRIPTION OF EXHIBIT
         ------              ----------------------

          3(i)(a)* Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(b)* Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(c)* Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share. Exhibit 3(i)(c) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          3(i)(d)* Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share. Exhibit 3(i)(d) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

             4*         See Exhibits No. 3(i)(a), (b), (c), and (d).

             5          Opinion of Stephen P. Carson, Esq.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on October 14, 1997.

                                       ALASKA APOLLO RESOURCES INC.

                                       By  /s/ William S. Daugherty
                                         --------------------------
                                              William S. Daugherty, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                            TITLE                                   DATE
                  ---------                            -----                                   ----

       /s/ William S. Daugherty               Chairman of the Board and                  October 14, 1997
       ------------------------                      President
         William S. Daugherty

      /s/ Charles L. Cotterell                        Director                           October 14, 1997
      -------------------------
         Charles L. Cotterell

         /s/ James K. Klyman                          Director                           October 14, 1997
         -------------------
           James K. Klyman

        /s/ D. Michael Wallen                    Vice President and                      October 14, 1997
        ---------------------                         Secretary
          D. Michael Wallen

